（ Format No.3 － １）

Collaborative Research Agreement

National University Corporation Osaka University (hereinafter referred to as "Party A") and Dr. Foods Co. Ltd. (hereinafter referred to as "Party B") shall enter into a collaborative research agreement (hereinafter referred to as this "Agreement") based on the following conditions. Below is the collaborative research, referred to as the "Collaborative Research", to be carried out based on this Agreement.

（Table of Contract Items）

	1. Research subject	Research on cell culture and production and evaluation of lab-grown meat
2. Research objective and details

Objective：Evaluate the function of lab-grown meat produced in the NEDO project

Details：Learn to cultivate animal cells, and evaluate the differences in functionality between livestock meat, lab-grown meat and meat substitutes

	3. Research period	From the day the agreement is made until March 31, 2025
	4. Research location	Matsuzaki Laboratory, Department of Applied Chemistry, Graduate School of Engineering, Osaka University Dr. Foods Co., Ltd.
5. Research expenses (Including consumption tax and local consumption tax)	Category	Direct expenses (yen)	Scholarship contribution (yen)	Research fee (36,600-yenxmonthx person)	Industry- academic -gov't cooperation activity cost (yen)	Total (yen)
	Amount	477,680	0	1,317,600	204,720	2,000,000
	6. Provision of equipment and facilities	Provider	N a m e	S t a n d a r d		Q t y
Party B
7. Know-how confidentiality period

The period shall be from the day the know-how was specified until three (3) years after the day following the end of this Collaborative Research.

However, it may be extended or shortened upon mutual consultation between Party A and Party B.

	8. Duty of confidentiality, validity period of prohibition of unintended use	The period shall be from the date of commencement of the Collaborative Research until three (3) years after the day following the end of this Collaborative Research. However, it may be extended or shortened upon mutual consultation between Party A and Party B.
	9. Allowed publication period of research results	The period shall be from twelve (12) months after the day following the end of this Collaborative Research. However, it may be extended or shortened upon consultation between Party A and Party B.

10．Obligatory period to notify of publication of research results		The period shall be from the date of commencement of the Collaborative Research until three (3) years after the day following the end of this Collaborative Research. However, it may be extended or shortened upon mutual consultation between Party A and Party B.
11.	Cate gory	N a m e	Affiliation	Job title	Role in this Collaborative Research
Research PIC and members	Party A	※Matsusaki Michiya	Graduate School of Engineering, Department of Applied Chemistry	Professor	Supervise research, produce lab- grown meat
	Party B	※◎Lu Yu (2022/4/1 - 2025/3/31)		Researcher	Assess functionality of lab-grown meat, meat substitute, and livestock meat

・The ※ mark preceding the name indicates each respective principal investigator. The ◎ mark indicates collaborative research members such as a company.

・In the case that there is a Student from Party A who is newly employed by Party A using Research Expenses, and they become a Researcher, such Student(s) shall also be recorded.

（Definitions）

Article 1 In this Agreement, the following terms shall be as defined below.

(i)	"Research Results" shall mean all technical results obtained from this Collaborative Research, including inventions, devices, designs, works, know-how, tangible results, etc. that are related to the purpose of this Collaborative Research.
(ii)	The term "Intellectual Property Rights" means the following:

(a)   Patent rights stipulated in the Patent Act (Act No. 121 of Showa 34); utility model rights stipulated in the Utility Model Act (Act No. 123 of Showa 34); and Design Act (Act No. 125 of Showa 34); Design rights, trademark rights stipulated in the Trademark Act (Law No. 127 of Showa 34); The right to use the circuit layout stipulated in Act on the Circuit Layout of a Semiconductor Integrated Circuits (Law No. 43 of Showa 60); the breeder's right stipulated in the Plant Variety Protection and Seed Act (Law No. 83 of Heisei 10); and the rights equivalent to the above rights in foreign countries.

(b)	The right to obtain a patent, the right to obtain a utility model registration, the right to obtain a design registration, the right arising from an application for trademark registration, the right to obtain a setting registration for circuit layout usage, the right to obtain a variety registration, and rights equivalent to the above rights in foreign states, as provided in each of the above Acts.
(c)	Copyrights to computer program works and database works (hereinafter referred to as "Computer Program Works") as defined in the Copyright Act (Act No. 48 of 1970) and rights equivalent to the above rights in foreign countries (hereinafter referred to as "Computer Program Copyrights").
(d)	The right to use technical information that has been specially designated through mutual consultation between the Party A and Party B (hereinafter referred to as "Know-How") from among the technical information that can be kept secret and that has property value.

２ "Invention" refers to inventions, devices, designs, marks, or circuit layouts prescribed in any of the Acts listed in item (ii)(a) of the preceding paragraph, and Computer Program Works and Know-How in (c) and (d) respectively of the same item.

３ "Tangible Research Property" refers to reagents, materials, samples (microorganism strains, cell strains, virus strains, new plant varieties, nucleic acids, proteins, lipids, new materials, soils, rocks, etc.), laboratory animals, prototypes, model products, experimental equipment, electronic recording media on which various research results information is recorded, paper recording media, etc.

４ "Implement" or "Implementation" of an Invention pertaining to Intellectual Property Rights means carrying out, as a job, the acts prescribed in Article 2, paragraph (3) of the Patent Act, the acts prescribed in Article 2, paragraph (3) of the Utility Model Act, the acts prescribed in Article 2, paragraph (2) of the Design Act, the acts prescribed in Article 2, paragraph (3) of the Trademark Act, the acts prescribed in Article 2, paragraph (3) of the Act on Circuit Layouts of Semiconductor Integrated Circuits, the acts prescribed in Article 2, paragraph (5) of the Seed Act, the acts of exercising rights prescribed in Articles 21, 23, 26 to 28 of the Copyright Act, and the acts of using Know-How.

５ "Non-exclusive License" refers to those listed in the following items. In addition, if it is deemed necessary, the right with a sublicense may be established through mutual consultation between Party A and Party B.

(i)	The Non-exclusive License stipulated in the Patent Act, the Non-exclusive License stipulated in the Utility Model Act, the Non-exclusive License stipulated in the Design Act, the Non- exclusive License stipulated in the Trademark Act, the Non-exclusive License stipulated in the Act on Circuit Layouts of Semiconductor Integrated Circuits, the Non-exclusive Right stipulated in the Plant Variety Protection and Seed Act, the right to work with respect to the subject of the right prescribed in paragraph (1), item (ii)(b), the right to use the Computer Program Copyrights, and the right to Implement the Know-How.

(ii)  The rights equivalent to each of the rights prescribed in the preceding item in a foreign state. ６ “Sole License” means a non-exclusive license which cannot be licensed to a third party by the licensor and can be exclusively exercised by the licensee. If it is deemed necessary, such right may be granted with a sublicense through mutual consultation between Party A and Party B.

７ "Exclusive License" refers to the following. In addition, if Party B so desires, it may be granted as a right of a sublicense.

(i)  Exclusive and provisional exclusive licenses stipulated in the Patent Act, Exclusive License stipulated in the Utility Model Act, Exclusive License stipulated in the Design Act, exclusive rights to use stipulated in the Trademark Act, exclusive rights to use stipulated in the Act on Circuit Layouts of Semiconductor Integrated Circuits, and exclusive rights to use stipulated in the Plant Variety Protection and Seed Act.

(ii)  The rights equivalent to each of the rights prescribed in the preceding item in a foreign state. ８ "Application" refers to procedures necessary for the acquisition or specification of intellectual property rights, including applications for industrial property rights such as patent rights, applications for establishment registration for layout-design exploitation rights, applications for variety registration for breeder's rights, registrations of works and copyrights for copyrights, and applications (including provisional applications), requests and registrations for rights equivalent to the aforementioned rights in foreign countries.

９ "Researcher" means a person who belongs to Party A or Party B and engages in the Collaborative Research and who is described in 11 of the Contract List and who falls under Article 4 Paragraph 2 of this Agreement.

10	"Research Representative" means a person in charge of research who supervises the Collaborative Research.
11	"Research Collaborator" means a person who is not a researcher and who cooperates in the Collaborative Research.
12"Party	designated by Party B" refers to a company that is affiliated with Party B as a parent company or a subsidiary under the Companies Act (Act No. 86 of Heisei 17) or a party separately stipulated under an agreement through mutual consultation between Party A and Party B.
13"Technology	Transfer Institution" refers to an institution apart from Party A, that is designated and entrusted by Party A to license or transfer Intellectual Property Rights and the right to use Tangible Research Property possessed by Party A as a result of the research.

（Title of the Collaborative Research）

Article 2 Party A and Party B shall conduct the Collaborative Research described in the above Table of Contract Items.

（Research Period）

Article 3 The research period of this Collaborative Research shall be as described in 3 of the above- mentioned Table of Contract Items.

（Persons Engaged in the Collaborative Research）

Article 4 Party A and Party B shall have the principal investigator and Researchers listed in 11 of the Table of Contract Items participate in this Collaborative Research, respectively.

２ In the case that Party A or Party B causes any person belonging to Party A to newly join in the Collaborative Research as a Researcher, or makes any changes to the Researchers, Party A and Party B must obtain the written consent of the other party in advance. Such consent shall be in writing and shall be prepared by the head of the division or department to which the principal investigator of Party A or Party B belongs, excluding cases where changes are made to the principal investigator.

３ Party A may accept as collaborative research members those from among the researchers of Party B who are involved in Party A's research site.

４ Party A may, with the prior consent of Party B, have Party A's researchers conduct research at the location where Party B's research is conducted.

（Creation of Performance Report）

Article 5 Party A and Party B shall, in cooperation with each other, prepare a performance report on research results obtained during the Collaborative Research period, which shall be completed thirty (30) days after the completion of the Collaborative Research.

２ In the case of the agreement spanning more than one year, if requested by either party, Party A or Party B shall prepare an interim report through mutual cooperation.

（Designation of Know-How）

Article 6 If any Know-How results from the Implementation of this Collaborative Research, Party A and Party B shall promptly designate the know-how through mutual consultation.

２ Neither Party A nor Party B shall disclose the designated Know-How to any person other than Party A or Party B without the written consent of the other party, and shall keep such Know- How confidential. The period for which such Know-How should be confidential shall be as described in 7 of the Table of Contract Items.

（Burden of Research Expenses）

Article 7 Party B shall bear direct expenses, academic contribution expenses, research fees, and expenses for industry-academia-government collaboration promotion activities described in 5 of the above-mentioned Contract Item List (hereinafter collectively referred to as "Research Expenses").

２ In the case that Party A newly employs a student, research student, researcher, etc. (hereinafter referred to as "Student") who belongs Party A as a Researcher, Party A may allocate personnel expenses thereof from direct expenses.

（Payment of Research Expenses）

Article 8 Party B shall transfer the Research Expenses to the bank account designated by the Institute no later than the due date for delivery stipulated in the invoice issued by Party A. Transfer fees shall be borne by Party B.

２ In the case that Party B fails to pay Research Expenses by the due date set in the preceding paragraph, Party A may request Party B to pay a late fee calculated based on the unpaid amount at the rate of the statutory interest rate stipulated under Article 404 of the Civil Code (Act No. 89 of

1896) depending on the number of days from the day following the due date until the payment date. Party B shall answer to such request from Party A.

（Accounting）

Article 9 Management, execution and accounting of research expenses shall be performed by Party A.

２ In the case that reasonable necessity is recognized, Party B may request to Party A to inspect or copy accounting documents relating to research expenses to the extent of such request. If such request has been made by Party B, Party A shall discuss with Party B the schedule for inspection and the scope of subject documents and shall respond to such request. However, if any information of a third party will be disclosed due to inspection or copying of such accounting documents, Party A may indicate the reason therefor to Party B and may refuse inspection or copying of respective portions.

（Ownership of Equipment Acquired Through Research Expenses）

Article 10 The ownership of equipment, etc. that have been acquired through Research Expenses shall belong to Party A.

（Provision of Facilities, Equipment, and Research Samples）

Article 11 Party A and Party B shall use their own facilities, equipment and research samples for the Collaborative Research to the extent necessary for the Collaborative Research.

２ Party A may accept equipment owned by Party B described in 6 of the above-mentioned Table of Contract Items free of charge and may use such equipment for the Collaborative Research. In the case that there is fault or damage caused to the equipment accepted from Party B, expenses required for repair shall be determined in writing through mutual consultation between the Party A and Party B.

３ Party B shall bear the expenses necessary for carrying in and out, installing, and removing the equipment stipulated in the preceding paragraph.

４ In the case that Party A or Party B provides or receives Research Samples, the following items shall apply (hereinafter in this article, a party providing Research Samples shall be referred to as a "Provider" and a party receiving Research Samples shall be referred to as a "Recipient").

(i)  The Recipient shall use the Research Samples for the purpose of the Collaborative Research only.

(ii)	The Recipient shall not make the Research Samples available to any third party or transfer them to any third party without the prior written consent of the Provider.
(iii)	The Provider shall not fully guarantee the quality, suitability, etc. of the Research Samples, and the Recipient shall be liable for any loss or damages arising from the use, storage, etc. of the Research Samples.
(iv)	The Recipient shall return or destroy the Research Samples in accordance with the instructions of the Donor, during the research period of the Collaborative Research or after the date of completion.

（Termination, Suspension or Change of Research Period）

Article 12 The Collaborative Research shall be terminated when any of the following events occurs:

(i)	When the Research Period specified in 3 of the above Table of Contract Items expires

(ii)  When Party A and Party B agree that the research objectives set forth in 2 of the above Table of Contract Items have been achieved

(iii)	In the case that it has become clear that it is impossible or extremely difficult to achieve the research objectives set forth in 2 of the above-mentioned Table of Contract Items, and Party A and Party B have agreed to such effect
(iv)	In the case that Party A or Party B terminates this Agreement in accordance with Article 29

(v)   In other cases where Party A and Party B have agreed to terminate the Collaborative Research

２If the other party requests to discontinue the Collaborative Research, Party A and Party B may discontinue the Collaborative Research only with the written agreement of both parties through mutual consultation.

３ In the event that Party A or Party B discontinues the Joint Research without prior agreement due to a natural disaster or other force majeure or unavoidable reason, Party A or Party B shall obtain the written consent of the other party after the natural disaster or other reason has ceased to exist, in which case neither Party A nor Party B shall be liable.

４ In the case that the other party requests to extend the period of the Joint Research, Party A and Party B may extend the Research Period through mutual consultation between Party A and Party B.

５ In the case that there is a change in the research period, research expenses, research representatives, or substantial changes in the research objectives and contents relating to the Collaborative Research, Party A and Party B shall enter into a Collaborative Research Change Agreement through mutual consultation between Party A and Party B.

（Handling of Research Expenses, etc. upon Termination of Research）

Article 13 If the full amount of the Research Expenses is unused by the time of termination of the Collaborative Research, Party B may request Party to return the unused amount, and Party A shall accept such request after discussing with Party B how to handle such amount; provided, however, that if the termination of the Joint Research is due to Party B's cause, Party A shall not return any Research Expenses.

２ Party A shall immediately notify Party B in writing of any deficit in the Research Expenses provided due to extension of the Research Period or for other reasons. In such case, Party A and Party B shall discuss the burden of the insufficient Research Expenses and the continuation of the Collaborative Research.

３ Upon completion of the Collaborative Research, Party A shall return to Party B the facilities received from Party B in accordance with the provisions of Article 11, Paragraph (2), as they are. In such case, costs required for removing and carrying them out shall be borne by Party B.

（Ownership and Application of Intellectual Property Rights）

Article 14 If Inventions are created resulting from the Implementation of the Collaborative Research, Party A and Party B shall promptly notify the other party in writing and discuss to determine the ownership thereof.

２ Party A and Party B shall confirm the ownership of rights for each of the following items.

(i)	In the case that a Researcher from Party A has created an Invention resulting from the Collaborative Research, depending on their internal regulations, the intellectual property rights pertaining to such Invention shall belong to Party A or the Researcher from Party A who is the inventor.
(ii)	In the case that a Researcher from Party B has created an Invention resulting from the Collaborative Research, in accordance with their internal regulations, the intellectual property rights pertaining to such Invention shall belong to Party B. or the researcher from Party A who is the inventor.

３ In the case that the share of intellectual property rights in item (i) of the preceding paragraph belongs to the Party A, the handling thereof shall be in accordance with the following terms.

(i)	If a person in charge of research of Party A or a person in charge of research of Party B solely creates an Invention, etc. as a result of the Collaborative Research, Party A or Party B shall solely own intellectual property rights pertaining to such Invention, and may independently file an Application (hereinafter, an invention that is solely created by a researcher from Party A will be referred to as "Party A Sole Invention", and the intellectual rights pertaining to such Invention shall be referred to as "Party A's Sole Intellectual Property Rights"). Provided, however, that Party A or Party B shall confirm to the other party about the sole invention in writing, prior to filing an Application.

(ii)	In the case that a Researcher from Party A and a Researcher from Party B jointly create an Invention as a result of the Collaborative Research, Party A and Party B shall jointly establish intellectual property rights relating to such Invention. They shall discuss and determine the proportion of ownership based on their degree of contribution to the Invention, and jointly file an Application (hereinafter such invention will be referred to as "Joint Invention" and the respective rights as "Joint Intellectual Property Rights"). Provided, however, that if Party A or Party B accepts the other party's share of the Joint Intellectual Property Rights in writing, Party A or Party B may solely file an Application.

４ In the case that it is determined in Paragraph 2, item (i) that intellectual property rights belongs to a Researcher from Party A, Party A shall notify Party B thereof, and Party B shall separately determine the ownership and application of intellectual property rights after consultation with the respective Researcher.

（Foreign Application）

Article 15 The provisions of the preceding Article, as well as Articles 16 and 17 shall also apply to applications for intellectual property rights in foreign countries.

２ If Party A and Party B file an Application concerning Joint Intellectual Property Rights in a foreign country, Party A and Party B shall do so after mutual consultation regarding the necessity thereof and the target country.

（Handling and Application Expense of Sole Intellectual Property Rights）

Article 16 In accordance with the provisions of Article 14, Paragraph (3), Item (I), Party A shall bear the expenses required for the procedures of the Application and maintenance of rights (hereinafter referred to as the "Application Expenses") and shall be responsible for licensing and transferring to other parties. Provided, however, that Party B may make the requests set forth in items (i) through (iv) below with respect to such Application. If Party A and Party B have reached an agreement upon discussion of such requests, a separate agreement shall be executed. In such a case, Party B or a party designated by Party B shall bear the Application Expenses.

(i)	Party A shall transfer Party A's Sole Intellectual Property Rights to Party B or a party designated by Party B for a fee at any time.
(ii)	Party A shall grant or set the rights to exclusively Implement Party A's Sole Invention to Party B or a party designated by Party B.
(iii)	Party A shall grant the rights to non-exclusively Implement Party A's Sole Invention to Party B or a person designated by Party B.
(iv)	Party A shall set a period (hereinafter referred to as the "Preferential Negotiation Period") during which Party B or a party designated by Party B is to consider whether or not to Implement Party A's Sole Invention and how to Implement them (exclusively or non-exclusively). During the Preferential Negotiation Period, Party A shall not permit a third party (refers to a party other than Party A, Party B, and those designated by Party B, in this Article, Article 17, and Article 19) to Implement Party A's Sole Invention, and Party B may negotiate with Party A with respect to the Implementation of Party A's Sole Invention prior to any third party.

２ In the case that Party A has reached an agreement through discussion with Party B in item (ii) of the preceding paragraph, Party A shall grant a Sole License or set an Exclusive License (hereinafter collectively referred to as the "License") to Party B or a party designated by Party B with respect to Party A's Sole Intellectual Property Rights pertaining to such Invention. Provided, however, that in case that Party B or a party designated by Party B does not Implement Party A's Sole Invention or does not present a specific Implementation plan within three (3) years from the day following the day on which the Application has been made, or in the case that such License is deemed substantially detrimental to the public interest, Party A shall notify Party B or a party designated by Party B in writing and hold discussions with Party B. If Party A determines that the situation cannot be improved through such discussion, Party A may change such License to a non-exclusive license and grant a third party to Implement Party A's Sole Invention.

（Handling and Application Expense of Joint Intellectual Property Rights）

Article 17 In case that Party A and Party B jointly file an Application relating to Joint Intellectual Property Rights in accordance with the provisions of Article 14, paragraph (3), item (ii), Party B or a party designated by Party B shall bear the Application Expenses. In addition, Party A and Party B shall determine through mutual consultation, which of the following items to be selected in a transfer agreement or joint application agreement.

(i)  Party A shall transfer its own share of the Joint Intellectual Property Rights to Party B or a party designated by Party B for a fee at any time.

(ii)	Party B or a person designated by Party B shall exclusively Implement the Joint Invention.

(iii)   Party B or a person designated by Party B shall non-exclusively Implement the Joint Invention. Provided, however, that in case that this item has been selected, Party B shall agree that Party A shall grant to a third party a Non-exclusive License with respect to the Joint Intellectual Property Rights pertaining to such Invention.

２ In the case that item (ii) of the preceding paragraph has been selected, Party A shall permit Party B or a party designated by Party B to exclusively Implement the Joint Invention, and shall separately conclude an Implementation agreement with Party B or a party designated by Party

B. Provided, however, that if Party B or a party designated by Party B does not Implement the Joint Invention, or does not present a specific Implementation plan within three (3) years from the day following the day on which the Application has been made, or if it is deemed that exclusive Implementation is substantially detrimental to the public interest, Party A shall notify Party B or a party designated by Party B in writing and discuss with Party B. If Party A determines that the situation will not be improved through discussions, the exclusive Implementation may be changed to a non-exclusive Implementation and a Non-exclusive License may be granted to a third party with respect to the Joint Intellectual Property Rights relating to the Invention, and Party B shall consent in advance.

（Use of Research Results by Party A）

Article 18 Party A and a Researcher from Party A may use any and all research results for education and research activities free of charge in compliance with the confidentiality obligation of Know-How set forth in Article 6 and the confidentiality obligation set forth in Article 24.

２The provisions of the preceding paragraph shall apply mutatis mutandis to cases in which Researcher of Party A conduct education and research activities at other non-profit research institutions apart from those affiliated with Party A.

（Compensation of License Fee）

Article 19 In the case that Party B or a person designated by Party B intends to acquire from Party A their share of Sole Intellectual Property Rights or Joint Intellectual Property Rights in accordance with the provisions of Article 16, Paragraph (1), Item (i) or Article 17, Paragraph (1), Item (i), the compensation for the transfer and the method of payment thereof shall be separately established in a transfer agreement.

２ In accordance with the provisions of Article 16, Paragraph (1), items (ii)(iii), in the case that Party B or a party designated by Party B intends to exclusively or non-exclusively Implement a Sole Invention, Party B shall pay to Party A the compensation in a separate license agreement. Provided, however, that if a party designated by Party B bears the cost of compensation, Party A may directly receive the compensation from a party designated by Party B.

３ In the case that Party B or a party designated by Party B intends to establish a Preferential Negotiation Period in accordance with the provisions of Article 16, Paragraph (1), Item (iv), Party A and Party B shall separately discuss and determine such period and compensation.

４ In the case that Party B or a person designated by Party B Implements a Joint Invention, the following items shall apply.

(i)	If Party B intends to Implement exclusively in accordance with the provisions of Article 17, Paragraph (1), item (ii), Party B must pay to Party A the compensation separately stipulated under the implementation agreement. Provided, however, that in the case that the compensation is borne by a party designated by Party B, Party A may directly receive the compensation from the person designated by Party B.
(ii)	If Party B or a person designated by Party B intends to Implement non-exclusively, in accordance with the provisions of Article 17, Paragraph (1), Item (iii), they shall not be required to pay Party A the compensation.

５In the case that Party A or Party B grants a Non-exclusive License regarding the Joint Intellectual Property Rights to a third party, Party A and Party B shall split and share the compensation received from such third party in proportion to the shares of Party A and Party B ; provided, however, that Party A and Party B may deduct external costs required for negotiation and procedures for such license (including remuneration to be paid to a technology transfer agency designated by Party A) from the compensation before splitting and sharing.

６ Party A and Party B hereby confirm that the Intellectual Property Rights owned by Party A or Party B as of the effective date of this agreement, Intellectual Property Rights for which procedures such as Application are being undertaken, and Intellectual Property Rights acquired after the effective date unrelated to the Collaborative Research, are not explicitly or implicitly granted to the other party under this Agreement.

（Rights to Use Computer Program Copyrights and Tangible Research Property）

Article 20 The provisions of Article 14, Article 16 through Article 19 shall apply to the Computer Program Copyrights and the right to use Know-How; provided, however, that in the case that the handling of such rights will differ from these provisions, Party A and Party B shall separately discuss and decide.

２If Party A and Party B inherit the Computer Program Copyrights from their own Researcher, Party A and Party B shall have their own Researcher promise not to exercise their author’s rights.

３ If Tangible Research Results have been obtained as research results, the ownership, right to use, and handling of such shall be determined through separate consultation.

（Information Exchange）

Article 21 Party A and Party B shall mutually provide or disclose information and materials necessary for the Implementation of the Collaborative Research free of charge; provided, however, that the same shall not apply to information and materials for which Party A and Party B have a confidentiality obligation under an agreement with any party other than Party A and

Party B.

２Party A and Party B shall promptly return information and materials provided or disclosed that were promised to be returned beforehand to the other party, on or after the day of completion of the Collaborative Research.

（Handling of Personal Information）

Article 22 Party A and Party B shall handle “Personal Information” disclosed by the other party with the due care of a prudent custodian. The term "Personal Information" as used in this Article means information relating to a living individual such as their name, date of birth, and such description, or by the number, symbol, or other code assigned to an individual that can be used to identify them (including information that cannot be used alone to identify but can be easily queried for other information and thereby can identify such individual).

２ Neither Party A nor Party B shall place in deposit, provide, or disclose personal information to a third party and shall not use, copy, modify personal information for purposes other than the purpose of the Collaborative Research.

３ Both Party A and Party B shall promptly return personal information to the other party on or after the day of completion of the Collaborative Research ; provided, however, that in case that the other party has given instructions otherwise, Party A and Party B shall follow such instructions.

（Use of Technology Transfer Agency and Provision of Confidential Information）

Article 23 In the case that Party A grants or transfers a license to a party other than Party A, in regard to the Intellectual Property Rights and the right to use Tangible Research Property owned by Party A from the research, Party A may entrust the operation of such license or transfer to a technology transfer agency.

２In the case that Party A entrusts a technology transfer agency as stated in the preceding paragraph, Party A shall oblige such technology transfer agency to perform the duties assumed by Party A with respect to such Intellectual Property Rights on behalf of Party A.

３ If Party A discloses or provides confidential information, research results, etc. to such technology transfer agency, Party A shall impose on such technology transfer agency a duty of confidentiality equivalent to that assumed by Party A in this Agreement.

（Confidentiality）

Article 24 Neither Party A nor Party B shall disclose or divulge to any person other than its own Researchers, officers, and least possible employees, teachers, and staff members (hereinafter referred to as "Research Personnel") any technical or business information disclosed or provided by the other party (hereinafter referred to simply as "Disclosure" in this Article) or information that is indicated by the other party as confidential at the time of Disclosure (hereinafter referred to as "Confidential Information"). In case that information is disclosed orally or visually, only information that is clearly confidential at the time of Disclosure and that has been specified in writing by the disclosing party to the other party within thirty (30) days after Disclosure shall be considered Confidential Information. In addition, Party A and Party B shall impose a duty of confidentiality on such Research Personnel regarding Confidential Information disclosed by the other party even after such Research Personnel leaves their affiliation; provided, however, that the same shall not apply to information that falls under any of the following.

(i)  Information that can be proven in writing that it was already in the possession of the party at the time it was disclosed or acquired

(ii)	Information that is already in the public domain at the time it was disclosed or acquired

(iii)  Information that has become publicly known through no fault of the party after being disclosed or acquired

(iv)  Information that can be proven to have been lawfully obtained from a third party with legitimate authority

(v)   Information that can be proven to have been independently developed or acquired without reference to information disclosed by the other party

(vi)	Those with the prior written consent of the other party

２ Neither Party A nor Party B shall use the Confidential Information set forth in the preceding paragraph (excluding information listed in the proviso of the preceding paragraph) for purposes other than the Collaborative Research and this Agreement ; provided, however, that the same shall not apply to cases in which prior written consent has been obtained from the other party.

３ The term of validity of the duty of confidentiality and the prohibition of use for purposes other than the intended purpose stipulated in the preceding two paragraphs shall be as described in 8 of the above-mentioned Table of Contract Items.

（Progress Report）

Article 25 Party A and Party B shall jointly manage the Collaborative Research.

２ Party A and Party B shall periodically report to each other on the progress status of the Collaborative Research during the Research Period and shall discuss the progress and other matters.

（Publication of Research Results）

Article 26 Party A and Party B may disclose, announce, or release (hereinafter referred to as "Publication") research results obtained through the Collaborative Research at the period described in 9 of the above-mentioned Table of Contract Items (or research results obtained during multiple fiscal years if the research period extends over such fiscal years) in compliance with the duty of confidentiality stipulated under Article 24 ; provided, however, that in light of the social mission of the University such as the publication of research results, if the consent of the other party is obtained, Party A and Party B may expedite the period of Publication. In any case, Party A and Party B shall not disclose Know-How without the consent of the other party during the confidentiality period described in 7 of the above-mentioned Table of Contract Items.

２ In the case set forth in the preceding paragraph, Party A or Party B (hereinafter referred to as the "Party Wishing to Publish") shall notify the other party of the content thereof in writing at least 30 days prior to the day on which such Publication is to be made. In addition, the Party Wishing to Publish, after receiving prior written consent, may explicitly indicate that the content thereof has been obtained as a result of the Collaborative Research.

３ If the other party who has received the notification set forth in the preceding paragraph judges that such Publication is likely to infringe on the interests expected in the future, the other party shall notify the Party Wishing to Publish in writing of revisions to the technical information to be published within 15 days after receipt of such notification, and the Party Wishing to Publish shall have thorough discussions with the other party. The Party Wishing to Publish shall not make the Publication of research results that the other party had deemed to be likely to infringe on the interests expected in the future, without the consent of the other party.

４ The Party Wishing to Publish shall give the notice set forth in Paragraph 2 until the end of the Obligatory period to notify of publication of research results described in 10 of the above- mentioned Table of Contract Items.

５ The notification stipulated in Paragraphs (2) and (3) shall be sufficient as a notification between the principal investigators of Party A and Party B.

（Participation and Cooperation of Research Collaborators）

Article 27 If Party A or Party B deems it necessary to obtain the participation or cooperation of a party other than the Researchers for the execution of the Collaborative Research, Party A or Party B may have such party participate in the Collaborative Research as a Research Collaborator with the consent of the other party.

２In the case that Party A or Party B adds a party under their employment as a Research Collaborator, Party A or Party B shall make the Research Collaborator comply with obligations similar to those assumed by Party A pursuant to this Agreement; and shall be responsible for the fulfillment of such obligations by the Research Collaborator. In addition, if Party A lets a Student, stipulated under Article 7, Paragraph (2), who has no employment relationship with Party A participate as a Research Collaborator of the Collaborative Research with the consent of Party B, Party A shall make its own principal investigator provide education and guidance necessary for such Student, so that such Student will comply with this Agreement.

３ The provisions relating to Intellectual Property Rights in this Agreement shall apply mutatis mutandis to the handling of Intellectual Property Rights relating to Inventions made by Research Collaborators as a result of the Collaborative Research.

（Security Export Control）

Article 28 If Party A or Party B exports goods or technology provided by the other party in accordance with this Agreement or provides such goods or technology to non-residents, Party A or Party B shall undertake necessary procedures such as obtaining export permission in accordance with the Foreign Exchange and Foreign Trade Act.

２ Neither Party A nor Party B shall personally use any goods or technology provided, supplied or lent by the other party pursuant to this Agreement for the purpose of designing, manufacturing, using, storing, weapons of mass destruction, etc., nor shall Party A or Party B directly or indirectly export or provide to non-residents any goods or technology that is known or suspected to be used for such purpose.

（Termination of Contract）

Article 29 Party A may terminate this Agreement if Party B fails to pay the Research Expenses by the prescribed due date or within thirty (30) days after the written notice thereof.

２	If Party A or Party B falls under any of the following items and no corrections are made within 30 days after the written notice thereof, Party A and Party B may terminate this Agreement.

(i)            When the other party commits a wrongful or unjustifiable act in connection with the fulfillment of this Agreement

(ii)	When the other party violates this Agreement

３ In the case that Party B falls under any of the following items, Party A may terminate this Agreement without any notification.

(i)	When a petition is filed or received for bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, specific arbitration proceedings or special liquidation
(ii)	When a bank transaction suspension penalty is received, or payment is suspended
(iii)	When an order of provisional seizure or disposition of tax delinquency is received
(iv)	When a resolution of dissolution is made

（Exclusion of Anti-Social Forces）

Article 30 Party A and Party B (including its representatives, officers, and persons substantially controlling its management) shall declare and guarantee the following items to the other party:

(i)	The party is not an organized crime group, an organized crime group member, an associate member of an organized crime group within the past five (5) years; nor do they qualify as an organized crime-related company, Sokaiya, racketeering gangsters intruding in political, religious, or civil matters, crime groups specialized in intellectual crimes (hereinafter collectively referred to as an "Anti-Social Forces").
(ii)	The party is not made by Anti-Social Forces to utilize their own name to execute this Agreement.
(iii)	They do not conduct the following acts by themself or using a third party:
(a)	an act of using threatening words or deeds or violence against the other party

(b)  an act of interfering with the business of the counterparty or damaging the reputation of the counterparty by using fraudulent means or force

2  In case that it has become clear that either Party A or Party B is in breach of any of the items of the preceding paragraph, the other party may terminate this Agreement without any notice.

3  Even if damage has occurred to the other party due to termination of this Agreement in accordance with the preceding paragraph, neither Party A nor Party B shall be liable for any damages whatsoever.

（Compensation for Damages）

Article 31 In the case that a Researcher or Research Collaborator of Party A or Party B has caused damage to the other party due to any of the reasons listed in Articles 29 and 30 or due to willful misconduct or gross negligence, Party A or Party B shall compensate the other party for the extent of damage directly suffered by the other party.

（Contract Validity Period）

Article 32 The validity period of this Agreement shall be the same as the Research Period of the Collaborative Research.

２ Even after the expiration of this Agreement, the provisions of Article 5, Article 6, Article 9, Article 13 through Article 28, Article 31, and Article 34 shall remain in effect until the expiration of all periods or subject matters stipulated in such provisions.

（Consultation）

Article 33 In the case that it is necessary to determine any matter not provided for in this Agreement, such matter shall be determined through mutual consultation between Party A and Party B.

(Settlement of Disputes, Applicable Law and Jurisdiction)

Article 34 This Agreement shall be governed by and construed in accordance with the laws of Japan.

2 In the case that any difference or dispute arises between the Institute and Party B in relation to the Agreement, Party A and Party B shall resolve the same through mutual consultation in accordance with the principle of good faith.

3 If Party A or Party B is dissatisfied with the handling of Intellectual Property Rights relating to the Contract, Party A or Party B may request mediation (or arbitration if the parties have agreed to it) with the Japan Intellectual Property Arbitration Center.

4 In the event of any dispute relating to this Agreement other than that set forth in the preceding paragraph, or if an agreement cannot be reached as set forth in the preceding paragraph, the Osaka District Court shall be the court with exclusive jurisdiction of the first instance.

IN WITNESS WHEREOF, two (2) copies of this Agreement shall be executed with the names and seals affixed by Party A and Party B, and one (1) copy shall be retained by each.

Date signed: Party A:

Shojiro Nishio School President

National University Corporation Osaka, 1-1 Yamadaoka, Suita City, Osaka

Party B:

Koichi Ishizuka CEO

Dr. Foods, Co. Ltd.,

1-34-16 Shinjuku, Shinjuku-ku, Tokyo